CHS Electronics, Inc.

                          COMMON STOCK PURCHASE WARRANT



Void after May 26, 2004                              Right to Purchase 2,000,000
(Subject to Section 18)                                   shares of Common Stock
                                                         (subject to adjustment)

No. W-1


         CHS Electronics, Inc. (the "Company"), a Florida corporation, hereby certifies that, for value received, Computer Associates International, Inc. (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on May 26, 2004 (subject to Section 18), fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company, at the purchase price per share (the "Purchase Price") of $5.50 (the "Initial Purchase Price"). The Initial Purchase Price as may be adjusted from time to time as provided herein is sometimes referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock, the Initial Purchase Price and the Purchase Price are subject to adjustment as provided herein.

         This Common Stock Purchase Warrant (the "Warrants"), evidencing the right to purchase shares of Common Stock of the Company, is issued pursuant to a certain Debenture Purchase Agreement (the "Agreement"), dated as of May 26, 1999, between the Company and Computer Associates International, Inc., a copy of which is on file at the principal office of the Company. The Warrants evidence rights to purchase an aggregate of 2,000,000 shares of Common Stock of the Company, subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a)The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without

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         limitation as to amount,  either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

                  (d) The term "Shares" means the Common Stock issued or issuable upon exercise of the Warrants.

                  (e) The term "Securities Act" means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                  (f)  The  term   "Securities   and  Exchange   Commission"  or
         "Commission" refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

                  (g) The term "Securities Exchange Act" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         1.       Registration Rights.

                  The rights of the Holders of Warrants to register Shares shall be as stated in the Agreement
         2.       Restricted Stock.

                  2.1 If, at the time of any transfer or exchange (other than a transfer or exchange not involving a change in the beneficial ownership of such Warrant or Shares) of a Warrant or Shares, such Warrant or Shares shall not be registered under the Securities Act, the Company may require, as a condition of allowing such transfer or exchange, that the Holder or transferee of such Warrant or Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company or a "no action" or similar letter from the Securities and Exchange Commission to the effect that such exercise

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transfer or exchange may be made without  registration under the Securities Act.
In the case of such transfer or exchange and in the case of an exercise of a Warrant if the Shares to be issued thereupon are not registered pursuant to the Securities Act, the Company may require a written statement that such Warrant or Shares, as the case may be, are being acquired for investment and not with a view to the distribution thereof. The certificates evidencing the Shares issued on the exercise of the Warrants shall, if such Shares are being sold or transferred without registration under the Securities Act, bear a legend to the effect that the Shares evidenced by such certificates have not been so registered.

                  2.2 (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times.

         (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act so long as the Company is subject to such reporting requirements of the Exchange Act.

         (c) The Company shall furnish to a Holder and/or a prospective purchaser of such Warrants or Shares designated by such Holder, forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, (iii) any other reports and documents necessary to satisfy the information-furnishing condition to offers and sales under Rule 144A under the Securities Act, and (iv) such other reports and documents as a Holder of any Warrants or Shares reasonably requests to avail itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.


         3.       Exercise of Warrant.

                  3.1 Exercise in Full. The holder of this Warrant may exercise it in full by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant, as adjusted, by the Initial Purchase Price, as adjusted.

                  3.2 Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Subsection
3.1 upon payment of the amount obtained by multiplying (a) the number of shares of Common Stock called for on the face of this Warrant, as adjusted, as shall be designated by the holder in the subscription at the end hereof by (b) the

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Initial Purchase Price, as adjusted.  On any such partial  exercise,  subject to the provisions of Section 2 hereof, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the number of such shares called for on the face of this Warrant, as adjusted, minus the number of such shares designated by the holder in the subscription at the end hereof.

                  3.3 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Sections 3.1 and 3.2, and in lieu of any cash payment required thereunder, the holder of this Warrant shall have the right at any time and from time to time to exercise this Warrant in full or in part by surrendering this Warrant in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the average closing price of the Common Stock during the 20 trading days ending on the day prior to the date of exercise (the "Market Price"), less the amount of the Purchase Price, as adjusted; and the denominator of which is the Market Price.

                  3.4 Company Acknowledgment. The Company will, at the time of the exercise, exchange or transfer of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder or transferee any rights (including, without limitation, any right to registration of the Shares) to which such holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder or transferee any such rights.

                  3.5 Limitation on Exercise. The exercise of the Warrant is subject to certain limitations set forth in Section 3(g) of the Company's Convertible Debentures issued pursuant to the Agreement.

         4.  Delivery  of Stock  Certificates,  Etc.,  on  Exercise.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Shares to which such holder shall be entitled on such exercise, plus, in lieu of any fractional Share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Market Price of one full Share as computed in accordance with Subsection 5.1(d) hereof.

         5.       Adjustment of Purchase Price and Number of Shares.


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                  5.1 The Initial  Purchase  Price and any  subsequent  Purchase
Price hereof shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (i) pay a dividend on its Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subdivision (a), (i) shall become effective retroactively immediately after the record date in the case of a dividend and (ii) shall become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

                  (b) In case the Company shall issue shares of Common Stock (other than shares of Common Stock issued (i) pursuant to the Rights Agreement or upon exercise of rights, options and warrants outstanding as of the date hereof, or (ii) in payment of the purchase price for companies acquired by the Company prior to the date hereof or listed as a pending acquisition in Schedule 3(b)(ii) of the Agreement, provided that such Common Stock is issued at the then Market Price; if issued below the Market Price, then adjustment is applicable), purchase rights, options or warrants with respect to shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a Net Consideration Per Share (as defined in subdivision (e) below) which is less than the Purchase Price at the time of such issuance, the Purchase Price shall be adjusted to an amount equal to such Net Consideration Per Share. Such adjustment shall be made whenever such purchase rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such Common Stock, rights or warrants. In the event the Company shall subsequently cancel or terminate such purchase rights, options or warrants, the Purchase Price shall be readjusted to be the same as if the Company had not issued such purchase rights, options or warrants.

                  (c) In case the Company shall distribute to holders of shares of Common Stock Other Securities, evidences of its indebtedness or assets (excluding cash dividends or distributions) or purchase rights, options or warrants to subscribe for or purchase such Other Securities, evidences of indebtedness or assets (excluding those referred to in subdivision (b) above), then in each such case the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (as determined in accordance with the provisions of subdivision (d) below) on the record date mentioned below, less the fair market value as determined in accordance with Generally Accepted Accounting Principles ("GAAP")of the Other Securities, assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) For the purpose of any computation under subdivisions (b) and (c) above, the current market price per share of Common Stock at any date ("Market Price") shall be deemed to be the average closing price on the New York Stock Exchange during the twenty trading days immediately preceding such date.

                  (e) "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration received by the Company for the issuance of such shares of Common Stock, purchase rights, options, warrants or other purchase rights or convertible or exchangeable securities, plus the minimum aggregate amount of consideration, if any, payable to the Company upon any exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such purchase rights, options, warrants, or other purchase rights were exercised, exchanged or converted.

                  (f) No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than $.02 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.02 per share. In case the Company shall at any time issue Common Stock by way of dividend on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, said amount of $.02 per share (as theretofore increased or decreased, if the same amount shall have been adjusted in accordance with the provisions of this subparagraph) shall forthwith be proportionately increased in the case of a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same.

                  5.2. Upon each adjustment of the Purchase Price pursuant to subdivisions (a) and (b) of Subsection 5.1, the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant
Certificate by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the new Purchase Price.

                  5.3 In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, this Warrant Certificate shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Warrant Certificate, for the number of shares of stock or other securities which the Common Stock issuable (at the time of such capital reorganization or reclassification) upon exercise of this Warrant Certificate would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Subsection 5.3.

                  5.4 Whenever the Purchase Price is adjusted as herein provided, the Company shall compute the adjusted Purchase Price in accordance with Subsection 5.1 and shall prepare a certificate signed by its Chairman of the Board, Vice Chairman of the Board, President or Vice President and its principal accounting officer setting forth the adjusted Purchase Price and showing in reasonable detail the method of such adjustment and the fact requiring the adjustment and upon which such calculation is based, and such certificate shall forthwith be forwarded to the Warrant Holder.

                  5.5  In case at any time after the date of this Warrant
                       Certificate:

                  (a) The Company shall declare a dividend (or any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or

                  (b) The Company shall authorize the granting to the holders of its shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) The Company shall authorize any reclassification of the shares of its Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which it is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of its assets or all or substantially all of its issued and outstanding stock; or

                  (d) Events shall have occurred resulting in the voluntary and involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause notice to be sent to the Warrant Holder at least 20 days prior (or 10 days prior in any case specified in clause (a) or (b) above, or on the date of any case specified in clause (d) above) to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer, initial public offering, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  5.6 The form of this Warrant Certificate need not be changed because of any change in the Purchase Price pursuant to this Section 5 and any Warrant Certificate issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant Certificate as initially issued. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Warrant Certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

         6.       Adjustment for Reorganization, Consolidation, Merger, Etc.

                  6.1 In case at any time or from time to time after May 31, 1999, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within 24 months from the date of such transfer (any such transaction being hereinafter sometimes referred to as a "Reorganization") then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 3 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto (all subject to further adjustment thereafter as provided in Section 5), provided that the successor corporation in any such Reorganization described in clause (b) or (c) above where the Company will not be the surviving entity (the "Acquiring Company") has agreed prior to such Reorganization in a writing satisfactory in form and substance to the holder hereof that this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on exercise after the consummation of such Reorganization, and shall be binding upon the issuer of any such stock or other securities (including, in the case of any transfer of properties or assets referred to above, the person acquiring all or substantially all of the properties or assets of the Company). If the Acquiring Company has not so agreed to continue this Warrant, then the Company shall give 30 days' prior written notice to the holder of this Warrant of such Reorganization, during which 30-day period (the "Notice Period") the holder at its option and upon written notice to the Company shall be able to (i) exercise this Warrant or any part thereof at an exercise price (the "Discounted Exercise Price") equal to the then prevailing purchase price hereunder discounted at the Discount Rate (as used herein the "Discount Rate" shall mean the then prevailing interest rate on U.S. Treasury Notes issued on (or immediately prior to) the date of such 30-day notice and maturing on May 31, 2004 (or immediately prior thereto), such rate to be compounded annually through May 31, 2004, and in no event to be less than 10% annually); or (ii) on the Effective Date, require the Company to pay to the holder of this Warrant an amount (the "Merger Profit Amount") equal to the difference between the fair market value per share of common stock of the Company being purchased by the Acquiring Company in the Reorganization and the Discounted Exercise Price described in clause (i) above and the Warrant shall simultaneously expire. The Merger Profit Amount shall be payable in the same form as the common stockholders of the Company shall be paid by the Acquiring Company for their shares of common stock of the Company. By way of example only, if the Acquiring Company is acquiring shares of the Company's common stock in a stock-for-stock exchange and the Acquiring Company is paying such common stockholders in shares of the Acquiring Company's common stock value at $5 per share for each share of common stock of the Company held by them, then if the Discounted Exercise Price is $1, the holder of this Warrant would be entitled to receive 4/5 of a share of the Acquiring Company's common stock for each share of common stock of the company he would have been entitled to receive upon exercise of this Warrant at the Discounted Exercise Price. The fair market value of any noncash property received from the Acquiring Company upon the Reorganization shall be determined in accordance with GAAP. If, upon the expiration of the Notice Period, the holder of this Warrant has not elected either option described in clause (i) or (ii) of this Section 6.1, this Warrant shall expire.

                  6.2 Dissolution. Except as otherwise expressly provided in Subsection 6.1, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 6 to the holder or holders of the Warrants.

                  6.3 Continuation of Terms. Except as otherwise expressly provided in Subsection 6.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this
Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.1.

         7. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (c) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets.

         8. Accountant's Certificate as to Adjustments. In each case of any adjustment or readjustment in the Shares issuable on the exercise of the Warrants, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company (and not objected to by the holders of 25% or more of the Shares) to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and
(c) the Purchase Price in effect and number and type of Shares for which the Warrants were exercisable immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price and the number and type of Shares at the time in effect and showing how it was calculated.

         9.       Reporting Requirements.

                  9.1 Financial Information. Prior to the exercise or expiration of the right to exercise this Warrant the Company shall furnish to each holder the information required to be sent to each purchaser of Debentures pursuant to the Agreement.

         The Company shall permit any holder of a Warrant, or agents thereof, at any reasonable time and from time to time to examine and make copies of and extracts from the records and books of account of, and visit the properties of, the Company and any of its subsidiaries, and to discuss the affairs, finances, and accounts of the Company and any of the subsidiaries with any of their officers or directors and independent accountants (but no holder shall be entitled to review any confidential or proprietary information of the Company and its subsidiaries pursuant to this paragraph).

                  9.2  Notice of Record Date, Etc.  In case of

                           (a) any  taking  by the  Company  of a record  of the
                  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital  reorganization  of the Company,  any
                  reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                           (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                           (d) any proposed issue or grant by the Company of any
                  shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Shares on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which any such action is to be taken.

         10. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         11. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         12. Expenses. The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the Warrants and the issuance of the Warrants.

         13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Shares upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 12, and replacing Warrants pursuant to Section 13, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Negotiability, Etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                           (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery, provided that the Company shall have the right of first refusal with respect to any transfer of this Warrant or any part thereof, which right of first refusal shall expire five (5) days after notice of any offer is presented to the Company by the Holder;

                           (b) any person in possession of this Warrant properly
                  endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                           (c) until this Warrant is transferred on the books of
                  the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         16. Notice, Etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by its laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

         18. Expiration. The right to exercise this Warrant shall expire at the later to occur of (a) 5:00 P.M., New York time, on May 31, 2004, and (b) thirty days after the debt evidenced by the Convertible Debenture has been paid in full or converted into shares of Common Stock of the Company, such that no portion of the Convertible Debentures are outstanding or unpaid.

Dated:                                     CHS ELECTRONICS, INC.


(Corporate Seal)                           By:/s/ Antonio Boccalandro
                                              ----------------------
                                              Antonio Boccalandro,
                                              Chief Officer - Mergers and
                                  Acquisitions


Attest: